UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 6, 2010

CITADEL BROADCASTING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01 Regulation FD Disclosure.

On November 24, 2010, Citadel Broadcasting Corporation (the “Company”) commenced a private offering of new senior notes. The notes offering is being made solely to qualified institutional buyers, as defined under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons, as defined under Regulation S under the Securities Act. The notes offering is being made pursuant to a confidential offering memorandum dated November 24, 2010 (the “Preliminary Offering Memorandum”).

On December 6, 2010, the Company prepared a supplement to the Preliminary Offering Memorandum. The supplement contains the following information which has not been previously disclosed:

Recent developments

Receipt of unsolicited proposal to enter into a merger transaction

In early November 2010, Citadel Broadcasting Corporation (the “Company”) received an unsolicited letter from a third party proposing a merger transaction with the Company. This proposal was rejected by the Company’s board of directors after it determined that the proposal was not in the best interests of the Company’s shareholders. On November 29, 2010, the Company received a second unsolicited letter from this third party that improved the terms of its prior proposal, and after consultation with its financial and legal advisors, the board of directors of the Company also rejected this proposal as not being in the best interests of the Company’s shareholders.

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The information contained in this Current Report on Form 8-K is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act, except as otherwise expressly stated in such filing. By filing this report and furnishing the information contained herein, including the exhibits hereto, the Company makes no admission as to the materiality of any such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: December 6, 2010

	By:	/s/ Randy L. Taylor
Name: Randy L. Taylor
Title: Senior Vice President and Chief Financial Officer